As filed with the Securities and Exchange Commission on February 9, 2022

Registration No. 333-262532

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia	98-1428279
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Suite 310 – 815 West Hastings Street

Vancouver, British Columbia V6C 1B4

Canada

Telephone: (604) 669-7207

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Registered Agent Solutions, Inc.

1100 H Street NW

Suite 840

Washington, DC 20005

Telephone: (888) 705-7274

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce Colwill Chief Financial Officer InMed Pharmaceuticals Inc. Suite 310 – 815 West Hastings Street Vancouver, British Columbia V6C 1B4 Canada Telephone: (604) 669-7207	Brian P. Fenske Norton Rose Fulbright US LLP 1301 McKinney, Suite 5100 Houston, Texas 77010 Telephone: (713) 651-5557

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 of InMed Pharmaceuticals Inc. (File No. 333-262532), originally filed on February 4, 2022 (the “Registration Statement”), is being filed solely to file an amended legal opinion attached as Exhibit 5.1 to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the exhibit index and the signatures, and is not intended to amend or delete any part of the Registration Statement or prospectus included therein except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits.

(a) Exhibits

The following is a list of exhibits filed as part of this registration statement.

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement

2.1^	Amended and Restated Agreement and Plan of Reorganization, dated as of October 13, 2021, by and among InMed Pharmaceuticals Inc., BayMedica, LLC, BayMedica, Inc., BM REP, LLC, as the shareholder representative, and certain BayMedica shareholders thereto (incorporated by reference to Exhibit 2.1 to the Company’s Form 10-K, filed on September 24, 2021).

3.1	Amended and Restated Articles (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1, filed on June 19, 2020).

4.1	Form of Specific Common Share Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1 filed on July 13, 2021).

4.2	Form of Common Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on November 12, 2020).

4.3	Form of Common Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on February 5, 2021).

4.4	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on June 30, 2021).

4.5	Form of Pre-Funded Warrants (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on June 30, 2021).

4.6	Form of Series A Warrant (to be issued pursuant to the Agreement and Plan of Reorganization, dated as of September 10, 2021, by and among InMed Pharmaceuticals Inc., InMed LLC, BayMedica, Inc., BM REP, LLC, as the shareholder representative, and certain shareholders thereto) (incorporated by reference to Exhibit 4.6 to the Company’s Form 10-K filed on September 24, 2021).

4.7	Form of Series B Warrant (to be issued pursuant to the Agreement and Plan of Reorganization, dated as of September 10, 2021, by and among InMed Pharmaceuticals Inc., InMed LLC, BayMedica, Inc., BM REP, LLC, as the shareholder representative, and certain shareholders thereto) (incorporated by reference to Exhibit 4.7 to the Company’s Form 10-K filed on September 24, 2021).

4.8	Description of Securities of InMed Pharmaceuticals Inc. (incorporated by reference to the Company’s Form 8-A filed on November 5, 2020).

4.9*	Form of Warrant Agreement

4.10*	Form of Warrant Certificate

4.11*	Form of Unit Agreement

4.12*	Form of Subscription Agreement

5.1***	Opinion of Norton Rose Fulbright Canada LLP regarding legality of securities being registered.

23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2***	Consent of Norton Rose Fulbright Canada LLP (contained in Exhibit 5.1).

24.1**	Power of Attorney.

107**	Filing Fee Table

*	To be filed, as applicable, as an Exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.
**	Previously filed.
***	Filed herewith.
^	Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K.

(b) Financial Statement

Schedules None

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SIGNATURES

Pursuant to the requirements of the Securities Act, InMed Pharmaceuticals Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on February 9, 2022.

INMED PHARMACEUTICALS INC.

By:	/s/ Eric A. Adams
Eric A. Adams
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on February 9, 2022.

Name	Title

/s/ Eric A. Adams Eric A. Adams	President, Chief Executive Officer and Director (principal executive officer)

/s/ Bruce Colwill Bruce Colwill	Chief Financial Officer (principal financial officer and principal accounting officer)

*	Director
William J. Garner

* Catherine A. Sazdanoff	Director

*	Director
Adam Cutler

* Andrew Hull	Director

*	Pursuant to Power of Attorney

By:	/s/ Eric A. Adams
Eric A. Adams
Attorney-in-Fact

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AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements to Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of InMed Pharmaceuticals Inc. in the United States on February 9, 2022.

By:	*
Catherine Sazdanoff

* Pursuant to Power of Attorney

By:	/s/ Eric A. Adams
Eric A. Adams
Attorney-in-Fact

II-3